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                                EXHIBIT 23-A(4)
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                                                                 EXHIBIT 23-A(4)

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 4 on Form S-3 to the Registration Statement on Form S-4 (No. 33-59949), pertaining to the 1984 Incentive Stock Option Plan and the 1984 Non-Qualified Stock Option Plan of Genentech, Inc. for the registration of up to 2,946,463 shares of Callable Putable Common Stock (and Common Stock into which Callable Putable Common Stock may be converted) and to the incorporation by reference therein of our report dated January 17, 1995, with respect to the consolidated financial statements of Genentech, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

San Jose, California
October 24, 1995